Exhibit 10.2

AMENDMENT NO. 4

to

SERVICE AGREEMENT

dated December 15, 2003

by and between

AXIS Specialty Limited (the “Company”)

and

Michael A. Butt (the “Executive”)

Dated December 31, 2010

WHEREAS, the Company and the Executive entered into an amended and restated employment agreement dated as of December 15, 2003 (the “Agreement”);

WHEREAS, the Company and the Executive entered into Amendment No. 1 to the Agreement as of May 12, 2006;

WHEREAS, the Company and the Executive entered into Amendment No. 2 to the Agreement as of September 19, 2008; and

WHEREAS, the Company and the Executive entered into Amendment No. 3 to the Agreement as of May 6, 2009; and

WHEREAS, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited (“ACHL”), the Company and the Executive have determined that it is in the best interests of the Company and its shareholders to make certain revisions to the Agreement in order to extend the term of service, adjust the base salary and to eliminate certain perquisites provided therein;

NOW, THEREFORE, the Agreement is hereby amended, effective as of January 1, 2011, as follows:

1.	Section 1 of the Agreement, as amended (Term of Service), is hereby deleted in its entirety and the following is substituted in lieu thereof:

1. Term of Service. The Executive’s term of service under this Agreement (the “Term”) commenced on September 19, 2002 and shall continue through the close of business on December 31, 2012, subject to earlier termination as provided in Section 8 below. The “Initial Term” shall mean September 19, 2002 through December 31, 2003 and the “New Term” shall mean January 1, 2004 through the close of business on December 31, 2005 and the

“Additional New Term” shall mean January 1, 2006 through December 31, 2012.

2.	Section 3 of the Agreement, as amended (Base Fee), is hereby deleted in its entirety and the following is substituted in lieu thereof:

“3. Base Fee. The Executive shall be paid a Base Fee by the Company at an annual rate of US$500,000 during the Initial Term and at an annual rate of US$750,000 during the New Term and at an annual rate of US$750,000 during the Additional New Term. The Base Fee shall be payable in accordance with the regular payroll practices applicable to senior executives of the Company, but no less frequently than monthly; provided, that, only for purposes of calculating the Base Fee payable hereunder, the Initial Term shall be deemed to have commenced as of October 1, 2002. Such Base Fee shall be subject to review for increase at the discretion of the Board (or a committee thereof). The Base Fee may not be decreased, at any time or for any purpose during the Term.”

3.	Section 7(b) of the Agreement, as amended (Fringe Benefits), is hereby modified by deleting the text following subsections 7(b)(i) (club membership fees), 7(b)(iii) (tax planning) and 7(b)(iv) (company automobile) in its entirety and replacing such text, in each instance, with “[reserved]”.

4.	Section 8(d)(ii)(E) of the Agreement is hereby modified by deleting the existing text in its entirety and replacing such text with the following:

“(E) continued vesting and exercisability, as the case may be, for all other equity awards, including any restricted shares or stock options, in accordance with their vesting terms.”

5.	Section 11 of the Agreement, as amended (Excise Tax Adjustment Payments), is hereby modified by deleting the existing text in its entirety and replacing such text with “[reserved]”.

6.	Except as set forth herein, all other terms and conditions of the Agreement (as previously amended) shall remain in full force and effect.

7.	In connection with and in consideration of the execution of this Amendment No. 4, the parties acknowledge and agree that within 30 days following the effective date of this Amendment No. 4, ACHL shall grant Executive an award of 100,000 restricted shares of the common stock of ACHL pursuant to the ACHL 2007 Long-Term Equity Compensation Plan.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By:	/s/ John R. Charman
Name:	John R. Charman
Title:	Chief Executive Officer and President

Executive

/s/ Michael A. Butt
Michael A. Butt